Exhibit 10.1

Amendment 3 to Strategic Alliance Agreement

This Amendment 3 (“Amendment 3”) to Strategic Alliance Agreement dated 10th June, 2013 (“Agreement”) by and between AIA International Limited Taiwan Branch (“AIATW”), and Action Holdings Financial Limited (“Action”) is made and effective as of the 14th day of June, 2017 (the “Effective Date”) by and between AIATW and Action.

WHEREAS:

A.       AIATW and Action have entered into the Agreement for the purpose of promotion of life insurance business provided by AIATW in the territory of Taiwan; and

B.       AIATW and Action have entered into several amendments after the Agreement.

C. This Amendment 3 is made by mutual consent of the parties to amend the Agreement and amendments as set forth hereinafter. This Amendment 3 and other effective amendments are collectively referred as the “Amendments”. If any inconsistence between the Amendments, this Amendment 3 shall prevail.

NOW, THEREFORE, for good and sufficient consideration, AIATW and Action agree as follows:

1.	Except the first contract year (April 15th, 2013 to September 30th, 2014), the sales target of the alliance between the parties shall be changed to (i) value of new business (“VONB”) and (ii) the 13-Month Persistency Ratio as follows:

NT Dollars

Contract Year	Period	VONB		Basic Business Promotion Fees		13-Month Persistency Ratio
2nd	1/1/2016~12/31/2016	150,000,000		35,000,000		80%
3rd	1/1/2017~12/31/2017	200,000,000		33,000,000		80%
4th	1/1/2018~12/31/2018	250,000,000		33,000,000		80%
5th	1/1/2019~12/31/2019	300,000,000		33,000,000		80%
6th	1/1/2020~12/31/2020	350,000,000		33,000,000		80%
7th	1/1/2021~12/31/2021	450,000,000		33,000,000		80%
		Total	1,700,000,000	Total	200,000,000

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2.	Action shall meet the target and ration set forth in the Section 1 of this Amendment 3. AIATW will calculate and recognize the VONB and 13-Month Persistency Ratio each contract year and inform Action the result. Both parties also agree to calculate the business promotion fees to be repaid or refunded according to the following forms. The following forms shall be independent unless that the result of calculation based on form 1 and form 2 both showing the business promotion fees shall be returned to AIATW and the returned business promotion fees is based on whichever is higher.

Form 1

Contract Year	Annual Achievement Rate “A” (Note 1)	Business promotion fees returned/repaid Formula (round to the nearest whole number )
2nd 1/1/2016~12/31/2016	A<30%	Amount shall be returned: Basin business promotion fees NT 35,000,000
	30%≦A<100%	Amount shall be returned: Basin business promotion fees NT 35,000,000×(1\–A)
	A≧100%	No repaid or returned fees
3rd 1/1/2017~12/31/2017	A<30%	Amount shall be returned: Basin business promotion fees NT 33,000,000
Amount shall be returned:
4th 1/1/2018~12/31/2018	30%≦A<100%	Basin business promotion fees NT 33,000,000×(1–A)
Amount shall be repaid:
5th 1/1/2019~12/31/2019		Accumulated returned amounts(Note 2)–[ Accumulated basic business promotion fees(Note 3)×(1– Accumulated achievement rate (Note 4)) ]
A≧100%
6th 1/1/2020~12/31/2020		1. Accumulated achievement rate (Note 4)≧1. The amount shall be repaid is the accumulated returned amounts (Note 2).
2. The amount shall be repaid will not be higher than the accumulated returned amounts.
7th 1/1/2021~12/31/2021		3. AIATW will not have the obligation to repay the amount to Action if there is accumulated repaid amount when the Agreement expired or terminated

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Note 1:	Annual Achievement Rate = The actual VONB of each contract year ÷ The target of VONB of the contract year × 100%
Note 2:	The accumulated returned amount = the total amount of returned business promotion fees of each contract year. If any amount shall be repaid according to the Form 1, then such amount shall be deducted from the accumulated returned amount.
Note 3:	The accumulated basic business promotion fees = the total amount of basic business promotion fees of the current contract year and its prior contract years.
Note 4:	The accumulated achievement rate = The accumulated actual VONB ÷ the accumulated VONB target. Each amount shall cover the current contract year and its prior contract years.

Form 2

13-Month Persistency Ratio “P”	The basic business promotion fees shall be returned
P≧80%	0%
70%≦P<80%	The second contract year: NT 35,000,000×10% The third to seventh contract year: NT 33,000,000×10%
60%≦P<70%	The second contract year: NT 35,000,000×20% The third to seventh contract year: NT 33,000,000×20%
P<60%	The second contract year: NT 35,000,000×30% The third to seventh contract year: NT 33,000,000×30%

3.	The VONB in the insurance contract agreed in above Form 1 shall be deducted from premiums returned to the policyholder due to the insurance contract is revoked, invalid or terminated; in the event of any fees returned because of termination, suspension and reduce of the sum insured, then the actual VONB shall be calculated according to the portion of premium received by AIATW actually.

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4.	Action agrees to return the basic business promotion fees to AIATW within thirty days of receipt of the notice sent by AIATW if Action fails to meet the targets set forth in From 1. AIATW reserves the right to offset such amount against the amount payable by it to Action. In the event that Action fails to return such amount to AIATW, AIATW could claim interest accrued for overdue payment and terminate the Agreement and its Amendments according to the Section 8.2 of the Agreement.

5.	Upon the termination of the Agreement and its Amendments pursuant to the Section 8.2 of the Agreement, both parties agree to calculate the amount to be returned or repaid, as applicable, based on the past and current contract years. Action shall return the basic business promotion fees at NT 330,000,000 for each contract years within one month after the termination. If any party fails to return or repay, as applicable, the amount pursuant to this Amendment, the other party could claim interest accrued for overdue payment according to the civil laws.

6.	Section 4 of the amendment dated January 6th, 2016 shall be hereby deleted in its entirety.

7.	In the event that Action fail to comply with this Amendment 3, AIATW reserves the right to seek indemnification against Action for its breach in accordance with the Section 13 of the Agreement.

8.	This Amendment shall be executed in two identical counterparts, each of which shall be an original and all of which shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the parties, being duly authorized to do so, have executed this Amendment as of the date set forth above.

AIA International Limited Taiwan Branch

By: Vincent Hou

Title: General Manager

VAT number:

Address: 17F., No.333, Sec. 2, Dunhua S. Rd., Da’an Dist., Taipei City 106, Taiwan (R.O.C.)

Action Holdings Financial Limited

By: Yi-Hsio Mao

Address: 7F., No.311, Sec. 3, Nanjing E. Rd., Songshan Dist., Taipei City 105, Taiwan (R.O.C.)

Tel:02-25455970

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